Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), David V. Goeddel, the Chief Executive Officer of Tularik Inc. (the “Company”), and William J. Rieflin, the Acting Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended December 31, 2003, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and the results of operations of the Company for the period covered by the Periodic Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 5th day of March, 2004.

By:	/s/ DAVID V. GOEDDEL	By:	/s/ WILLIAM J. RIEFLIN
	David V. Goeddel Chief Executive Officer		William J. Rieflin Executive Vice President, Administration and Acting Chief Financial Officer